Exhibit 99.1

Delphi Reports Fourth Quarter And Full Year 2016 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today reported fourth quarter 2016 U.S. GAAP earnings from continuing operations of $1.03 per diluted share. Excluding special items, fourth quarter earnings from continuing operations totaled $1.83 per diluted share.

Fourth Quarter Highlights Include:

•	Revenue of $4.3 billion, up 10% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $281 million, diluted earnings per share from continuing operations of $1.03

◦	Excluding special items, earnings from continuing operations of $1.83 per diluted share, up 32%

•	Adjusted Operating Income of $606 million, up 20%

◦	U.S. GAAP Operating Income margin of 15.2%. Adjusted Operating Income margin of 14.1%, up 110 basis points

•	Generated $683 million of cash from continuing operations

•	Share repurchases and dividends of $179 million

Full Year 2016 Highlights Include:

•	Revenue of $16.7 billion, up 8% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $1,152 million, diluted earnings per share from continuing operations of $4.21

◦	Excluding special items, earnings from continuing operations of $6.28 per diluted share, up 20%

•	Adjusted Operating Income of $2,223 million, up 13%

◦	U.S. GAAP Operating Income margin of 11.7%. Adjusted Operating Income margin of 13.3%, up 30 basis points

•	Generated $1,941 million of cash from continuing operations

•	Share repurchases and dividends of $952 million

“We finished 2016 strong, delivering another year of robust sales, margin expansion, and earnings growth with solid cash flow," said Kevin Clark, Delphi president and chief executive officer. "Our strong organic growth and bookings demonstrate that our portfolio of market-relevant advanced technologies is meeting changing industry needs. Delphi remains focused on delivering profitable growth, executing flawlessly for customers, and delivering on our commitments to shareholders again in 2017."

Fourth Quarter 2016 Results
The Company reported fourth quarter 2016 revenue of $4.3 billion, an increase of 11% from the prior year period, reflecting the acquisition of HellermannTyton Group PLC ("HellermannTyton") and continued volume growth in North America, Europe and Asia Pacific. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton and the divestiture of the Company's Reception Systems and Mechatronics businesses, revenue increased by 10% in the fourth quarter. This reflects growth of 9% in North America, 5% in Europe, 16% in Asia and 7% in South America.
The Company reported fourth quarter 2016 U.S. GAAP net income from continuing operations of $281 million and earnings from continuing operations of $1.03 per diluted share, compared to $199 million and $0.70 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $498 million, or $1.83 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $391 million, or $1.39 per diluted share.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $606 million, compared to $503 million in the prior year period. Adjusted Operating Income margin increased 110 basis points in the fourth quarter of 2016 to 14.1%, compared with 13.0% in the prior year period, resulting from the continued above-market growth of our businesses in Europe, North America and Asia Pacific, increased earnings from the acquisition of HellermannTyton in December of 2015 and the impact of cost reduction initiatives, including our continuing rotation to low cost manufacturing locations in Europe, partially offset by continued investments for growth. Depreciation and amortization expense (including asset impairment charges) totaled $178 million in the fourth quarter, an increase from $146 million in the prior year period, primarily attributable to the acquisition of HellermannTyton in December of 2015.
Interest expense for the fourth quarter totaled $33 million, as compared to $35 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense in the fourth quarter of 2016 was $26 million, resulting in an effective tax rate of approximately 8%, compared to $61 million, or an effective tax rate of approximately 22%, in the prior year period. The decrease in the effective tax rate reflects the impacts of discrete items and the geographic mix of pretax earnings.
The Company generated net cash flow from continuing operating activities of $683 million in the fourth quarter, compared to $638 million in the prior year period.

Full Year 2016 Results
For full year 2016, the Company reported revenue of $16.7 billion, an increase of 10% from the prior year, reflecting the acquisition of HellermannTyton and continued volume growth in North America, Europe and Asia Pacific. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton and the divestiture of the Company's Reception Systems and Mechatronics businesses, revenue increased by 8% during the year. This reflects growth of 7% in North America, 8% in Europe and 12% in Asia, partially offset by a decline of 15% in South America.
For full year 2016, the Company reported U.S. GAAP net income from continuing operations of $1,152 million and earnings from continuing operations of $4.21 per diluted share, compared to $1,188 million and $4.14 per diluted share in the prior year period. Full year 2016 Adjusted Net Income totaled $1,719 million, or $6.28 per diluted share, which includes the favorable impact of a reduced share count compared to the prior year. Adjusted Net Income in the prior year was $1,495 million, or $5.22 per diluted share.
The Company reported Adjusted Operating Income of $2,223 million for full year 2016, compared to $1,971 million in the prior year. Adjusted Operating Income margin was 13.3% for full year 2016, an improvement of 30 basis points, compared with 13.0% in the prior year, resulting from the continued above-market growth of our businesses in Europe, Asia Pacific and North America, increased earnings from the acquisition of HellermannTyton and the impact of cost reduction initiatives, including our continuing rotation to low cost manufacturing locations in Europe, partially offset by continued investments for growth. Depreciation and amortization expense totaled $704 million, an increase from $540 million in the prior year, primarily attributable to the acquisition of HellermannTyton.
Interest expense for full year 2016 totaled $156 million, an increase from $127 million in the prior year, which reflects the issuance of $1.3 billion in senior unsecured notes in the fourth quarter of 2015 to finance the acquisition of HellermannTyton, partially offset by the benefits of our debt refinancing transactions in the third quarter of 2016. Additionally, the years ended December 31, 2016 and 2015 included losses on the extinguishment of debt totaling $73 million and $58 million, respectively.
Tax expense for full year 2016 was $242 million, resulting in an effective tax rate of approximately 17%, comparable to $263 million, or an effective tax rate of approximately 17%, in the prior year.
The Company generated net cash flow from continuing operating activities of $1,941 million in 2016, compared to $1,667 million in the prior year. As of December 31, 2016, the Company had cash and cash equivalents of $0.8 billion and total debt of $4.0 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the fourth quarter of 2016, Delphi repurchased 1.50 million shares for approximately $100 million under its existing authorized share repurchase program, leaving approximately $1,372 million available for future share repurchases. For full year 2016, the Company repurchased 9.48 million shares for approximately $635 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Q1 and Full Year 2017 Outlook
The Company's first quarter and full year 2017 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2017	Full Year 2017
Revenue	$4,050 - $4,150	$16,500 - $16,900
Adjusted operating income	$490 - $520	$2,185 - $2,285
Adjusted operating income margin	~12.3%	13.3% - 13.5%
Adjusted earnings per share	$1.40 - $1.50	$6.40 - $6.70
Cash flow from operations		$2,100
Capital expenditures		$850
Adjusted effective tax rate	16%	16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 537337268. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net sales	$4,313	$3,879	$16,661	$15,165
Operating expenses:
Cost of sales	3,238	3,161	13,107	12,155
Selling, general and administrative	311	252	1,145	1,017
Amortization	33	23	134	93
Restructuring	76	108	328	177
Total operating expenses	3,658	3,544	14,714	13,442
Operating income	655	335	1,947	1,723
Interest expense	(33)	(35)	(156)	(127)
Other expense, net	(302)	(21)	(366)	(88)
Income from continuing operations before income taxes and equity income	320	279	1,425	1,508
Income tax expense	(26)	(61)	(242)	(263)
Income from continuing operations before equity income	294	218	1,183	1,245
Equity income, net of tax	12	6	35	16
Income from continuing operations	306	224	1,218	1,261
(Loss) income from discontinued operations, net of tax	—	(3)	108	274
Net income	306	221	1,326	1,535
Net income attributable to noncontrolling interest	25	29	69	85
Net income attributable to Delphi	$281	$192	$1,257	$1,450

Amounts attributable to Delphi:
Income from continuing operations	$281	$199	$1,152	$1,188
(Loss) income from discontinued operations	—	(7)	105	262
Net income	$281	$192	$1,257	$1,450

Diluted net income (loss) per share:
Continuing operations	$1.03	$0.70	$4.21	$4.14
Discontinued operations	—	(0.02)	0.38	0.92
Diluted net income per share attributable to Delphi	$1.03	$0.68	$4.59	$5.06
Weighted average number of diluted shares outstanding	271.64	281.64	273.70	286.64

Cash dividends declared per share	$0.29	$0.25	$1.16	$1.00

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$838	$535
Restricted cash	1	1
Accounts receivable, net	2,938	2,750
Inventories	1,232	1,181
Other current assets	410	431
Current assets held for sale	—	223
Total current assets	5,419	5,121
Long-term assets:
Property, net	3,515	3,377
Investments in affiliates	101	94
Intangible assets, net	1,240	1,383
Goodwill	1,508	1,539
Other long-term assets	509	459
Total long-term assets	6,873	6,852
Total assets	$12,292	$11,973
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$12	$52
Accounts payable	2,563	2,541
Accrued liabilities	1,573	1,204
Current liabilities held for sale	—	130
Total current liabilities	4,148	3,927
Long-term liabilities:
Long-term debt	3,959	3,956
Pension benefit obligations	955	854
Other long-term liabilities	467	503
Total long-term liabilities	5,381	5,313
Total liabilities	9,529	9,240
Commitments and contingencies
Total Delphi shareholders' equity	2,401	2,250
Noncontrolling interest	362	483
Total shareholders’ equity	2,763	2,733
Total liabilities and shareholders’ equity	$12,292	$11,973

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2016	2015
	(in millions)
Cash flows from operating activities:
Net income	$1,326	$1,535
Income from discontinued operations, net of tax	108	274
Income from continuing operations	1,218	1,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	704	540
Restructuring expense, net of cash paid	73	44
Deferred income taxes	(125)	(21)
Income from equity method investments, net of dividends received	(18)	1
Loss on extinguishment of debt	73	58
Other, net	(12)	164
Changes in operating assets and liabilities:
Accounts receivable, net	(199)	(207)
Inventories	(53)	(38)
Accounts payable	31	194
Other, net	344	(238)
Pension contributions	(95)	(91)
Net cash provided by operating activities from continuing operations	1,941	1,667
Net cash provided by operating activities from discontinued operations	—	36
Net cash provided by operating activities	1,941	1,703
Cash flows from investing activities:
Capital expenditures	(828)	(704)
Proceeds from sale of property / investments	28	10
Net proceeds from divestiture of discontinued operations	48	730
Proceeds from business divestitures, net of payments of $14 in 2015	197	11
Cost of business acquisitions, net of cash acquired	(15)	(1,654)
Cost of technology investments	(3)	(23)
Settlement of derivatives	(1)	—
Net cash used in investing activities from continuing operations	(574)	(1,630)
Net cash used in investing activities from discontinued operations	(4)	(69)
Net cash used in investing activities	(578)	(1,699)
Cash flows from financing activities:
(Decrease) increase in short and long-term debt, net	(44)	1,283
Contingent consideration and deferred acquisition purchase price payments	(4)	—
Dividend payments of consolidated affiliates to minority shareholders	(42)	(63)
Repurchase of ordinary shares	(634)	(1,159)
Distribution of cash dividends	(317)	(286)
Taxes withheld and paid on employees' restricted share awards	(40)	(59)
Net cash used in financing activities	(1,081)	(284)
Effect of exchange rate fluctuations on cash and cash equivalents	(23)	(45)
Increase (decrease) in cash and cash equivalents	259	(325)
Cash and cash equivalents at beginning of period	579	904
Cash and cash equivalents at end of period	$838	$579
Cash and cash equivalents of discontinued operations	$—	$44
Cash and cash equivalents of continuing operations	$838	$535

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	%	2016	2015	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,400	$2,117	13%	$9,316	$8,180	14%
Powertrain Systems	1,146	1,114	3%	4,486	4,407	2%
Electronics and Safety	806	686	17%	3,014	2,744	10%
Eliminations and Other (a)	(39)	(38)		(155)	(166)
Net Sales	$4,313	$3,879		$16,661	$15,165

Adjusted Operating Income
Electrical/Electronic Architecture	$380	$276	38%	$1,344	$1,095	23%
Powertrain Systems	133	147	(10)%	511	524	(2)%
Electronics and Safety	93	80	16%	368	352	5%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$606	$503		$2,223	$1,971

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months and years ended December 31, 2016 and 2015:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	270.38	279.29	273.02	285.20
Dilutive shares related to RSUs	1.26	2.35	0.68	1.44
Weighted average ordinary shares outstanding, including dilutive shares	271.64	281.64	273.70	286.64
Basic net income (loss) per share:
Continuing operations	$1.04	$0.71	$4.22	$4.16
Discontinued operations	—	(0.02)	0.38	0.92
Basic net income per share attributable to Delphi	$1.04	$0.69	$4.60	$5.08
Diluted net income (loss) per share:
Continuing operations	$1.03	$0.70	$4.21	$4.14
Discontinued operations	—	(0.02)	0.38	0.92
Diluted net income per share attributable to Delphi	$1.03	$0.68	$4.59	$5.06

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2017 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions)
Net income attributable to Delphi	$281	$192	$1,257	$1,450
Interest expense	33	35	156	127
Other expense, net	302	21	366	88
Income tax expense	26	61	242	263
Equity income, net of tax	(12)	(6)	(35)	(16)
Loss (income) from discontinued operations, net of tax	—	3	(108)	(274)
Net income attributable to noncontrolling interest	25	29	69	85
Operating income	655	335	1,947	1,723
Restructuring	76	108	328	177
Other acquisition and portfolio project costs	9	17	59	47
Asset impairments	7	10	30	16
(Gain) loss on business divestitures, net	(141)	33	(141)	8
Adjusted operating income	$606	$503	$2,223	$1,971

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2016	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$323	$109	$223	$—	$655
Restructuring	52	15	9	—	76
Other acquisition and portfolio project costs	5	2	2	—	9
Asset impairments	—	7	—	—	7
(Gain) loss on business divestitures, net	—	—	(141)	—	(141)
Adjusted operating income	$380	$133	$93	$—	$606

Depreciation and amortization (a)	$102	$54	$22	$—	$178

Three Months Ended December 31, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$249	$53	$33	$—	$335
Restructuring	15	82	11	—	108
Other acquisition and portfolio project costs	11	3	3	—	17
Asset impairments	1	9	—	—	10
(Gain) loss on business divestitures, net	—	—	33	—	33
Adjusted operating income	$276	$147	$80	$—	$503

Depreciation and amortization (a)	$74	$53	$19	$—	$146

Year Ended December 31, 2016	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$1,186	$300	$461	$—	$1,947
Restructuring	117	172	39	—	328
Other acquisition and portfolio project costs	41	10	8	—	59
Asset impairments	—	29	1	—	30
(Gain) loss on business divestitures, net	—	—	(141)	—	(141)
Adjusted operating income	$1,344	$511	$368	$—	$2,223

Depreciation and amortization (a)	$399	$217	$88	$—	$704

Year Ended December 31, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$1,014	$388	$321	$—	$1,723
Restructuring	37	115	25	—	177
Other acquisition and portfolio project costs	26	12	9	—	47
Asset impairments	4	9	3	—	16
(Gain) loss on business divestitures, net	14	—	(6)	—	8
Adjusted operating income	$1,095	$524	$352	$—	$1,971

Depreciation and amortization (a)	$276	$195	$69	$—	$540

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2017 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net income attributable to Delphi	$281	$192	$1,257	$1,450
Loss (income) from discontinued operations attributable to Delphi, net of tax	—	7	(105)	(262)
Income from continuing operations attributable to Delphi	281	199	1,152	1,188
Adjusting items:
Restructuring	76	108	328	177
Other acquisition and portfolio project costs	9	17	59	47
Asset impairments	7	10	30	16
(Gain) loss on business divestitures, net	(141)	33	(141)	8
Debt extinguishment costs	—	6	73	58
Reserve for Unsecured Creditors litigation	300	—	300	—
Transaction and related costs associated with acquisitions	—	30	—	43
Contingent consideration liability fair value adjustments	3	(7)	3	(7)
Tax impact of adjusting items (a)	(37)	(5)	(85)	(35)
Adjusted net income attributable to Delphi	$498	$391	$1,719	$1,495

Weighted average number of diluted shares outstanding	271.64	281.64	273.70	286.64
Diluted net income per share from continuing operations attributable to Delphi	$1.03	$0.70	$4.21	$4.14
Adjusted net income per share	$1.83	$1.39	$6.28	$5.22

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, as well as the elimination of the net impact of deferred tax asset valuation allowance changes in estimates of $15 million of valuation allowance reversals during the three months ended December 31, 2016, and $12 million of valuation allowances recorded during the three months ended December 31, 2015.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives related to the acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$306	$224	$1,218	$1,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178	146	704	540
Restructuring expense, net of cash paid	—	70	73	44
Working capital	128	220	(221)	(51)
Pension contributions	(35)	(32)	(95)	(91)
Other, net	106	10	262	(36)
Net cash provided by operating activities from continuing operations	683	638	1,941	1,667

Cash flows from investing activities:
Capital expenditures	(214)	(165)	(828)	(704)
Net proceeds from divestiture of discontinued operations	(4)	—	48	730
Net proceeds from (payments for) business divestitures	197	(7)	197	11
Cost of business acquisitions, net of cash acquired (a)	—	(795)	(15)	(1,654)
Cost of technology investments	—	—	(3)	(23)
Settlement of derivatives	15	—	(1)	—
Other, net	15	4	28	10
Net cash provided by (used in) investing activities from continuing operations	9	(963)	(574)	(1,630)

Adjusting items:
Adjustment for net proceeds from divestiture of discontinued operations	4	—	(48)	(730)
Adjustment for net proceeds from divestiture of Mechatronics business	(197)	—	(197)	—
Adjustment for the cost of business acquisitions, net of cash acquired	—	795	15	1,654
Adjustment for settlement of derivatives related to business acquisition	—	—	15	—
Cash flow before financing	$499	$470	$1,152	$961

(a)
Cost of business acquisitions, net of cash acquired for three months ended December 31, 2015 includes incremental amounts paid to the $844 million of cash that was deposited for the acquisition of HellermannTyton prior to the fourth quarter of 2015.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@delphi.com

Media Contact:
Zach Peterson
248.561.3640
zachary.peterson@delphi.com